Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read United Medicorp, Inc.'s statements included under Item 4.01 of its Form 8-K for January 27, 2006, and we agree with such statements concerning our firm.



/s/ Hein & Associates LLP
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    Hein & Associates LLP